Stock Purchase Agreement


             This Stock Purchase Agreement dated October 30, 1996 is entered into by The Thermo Electron Companies Inc., a Wisconsin corporation (the "Seller"), and Thermo TerraTech Inc., a Delaware corporation (the "Buyer"), and Thermo Electron Corporation, a Delaware corporation, as guarantor of certain obligations of the Seller (the "Guarantor").

             WHEREAS, Seller owns 100% of the issued and outstanding shares (the "Shares") of the capital stock of Metal Treating Inc. (the "Corporation"); and

             WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the Shares, upon the terms and conditions set forth below;

             NOW, THEREFORE, in consideration of the promises set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

             1. DELIVERY OF OUTSTANDING SHARES. At the Closing (as defined in Section 3 hereof), and subject to the terms and conditions contained in this Agreement, Seller shall transfer to Buyer and Buyer shall acquire from Seller, all right, title and interest in and to the Shares, free and clear of all liens, encumbrances, charges, equities or restrictions.

             2. PURCHASE PRICE. In exchange for the Shares, and subject to the terms and conditions contained in this Agreement, Buyer shall pay to Seller at the Closing $1,600,000 in cash (the "Purchase Price").

             3. TIME AND PLACE OF CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place immediately upon the execution of this Agreement by the parties hereto or at such other time and place as the parties may agree.

             4. CLOSING DELIVERIES. At the Closing, in addition to the taking of such other action as may be provided in this Agreement,
        (i) Seller shall deliver certificates for the Shares to Buyer, duly endorsed by Seller or accompanied by duly executed stock powers, (ii) Buyer shall deliver the Purchase Price to Seller, and (iii) Seller and Buyer shall each deliver such closing certificates, documents and opinions of counsel, if any, as may be requested the other.

             5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that, as of the Closing Date:
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                  (a)  Organization and Qualification.  Seller is a
        corporation validly existing and in good standing under the laws of the State of Wisconsin.

                  (b) Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby to be performed by Seller, have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with the terms hereof.

                  (c) Ownership of Shares; Authority to Transfer. The Shares are not encumbered and are freely transferable by Seller. Seller holds good and marketable title to the Shares to be transferred to Buyer hereunder and no third party is entitled to claim any right thereto or make any claim thereon. The transfer of the Shares to Buyer pursuant to this Agreement will vest in Buyer title to the Shares, free and clear of all liens, claims, equities, options, calls, voting trusts, agreements, commitments and encumbrances whatsoever.

                  (d) Buyer acknowledges that, prior to the date of this agreement, it has managed the corporation for the benefit of seller and that buyer's knowledge of the business, assets and liabilities of the corporation is superior to that of the seller. accordingly, Seller disclaims any representations or warranties with respect to the Corporation or ITS Business, assets and/or liabilities. THE TRANSFER OF THE SHARES TO BUYER IS MADE "AS IS" AND ALL WARRANTIES OF CONDITION, MERCHANTABILITY, QUALITY OR FITNESS FOR USE, OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED, WITH THE EXCEPTION OF WARRANTIES OF TITLE SET FORTH HEREIN ARE HEREBY DISCLAIMED.

             6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that, as of the Closing Date:

                  (a) Organization and Qualification. Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  (b) Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby to be performed by Buyer, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with the terms hereof.

             7. ASSUMPTION OF LIABILITY BY SELLER. Notwithstanding any other provision in this Agreement, as between Buyer and Seller, Seller hereby assumes, and agrees to hold the Corporation and Buyer harmless from and against, any liabilities now existing or which the Corporation or the Buyer may incur hereafter as a

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        result of the existence of certain contamination identified in an environmental site assessment report dated August 30, 1996 with respect to certain property adjacent to property owned by the Corporation; provided, however, that Seller does not assume any liability for any contamination which may have been caused, or which may in the future be caused by acts or omissions of the Corporation itself. The Guarantor hereby guarantees the obligations of the Seller as set forth in this Section 7.

             8. FURTHER ASSURANCES. From time to time and at any time after the Closing, and without further expense to the requesting party, each party will execute and furnish to the requesting party all documents and will do or cause to be done all other things that the requesting party may reasonably request in order to give full effect to this Agreement and to effectuate the intent of the parties.

             9. CONFIDENTIALITY OF INFORMATION. Seller and Guarantor agree that (a) they have obtained confidential and proprietary information about the Corporation, including, but not limited to, the Corporation's business plans, strategies, customer lists, and financial and statistical information and (b) they will not disclose, directly or indirectly, such information or use it for any purpose other than for Buyer's benefit.

             10. SUCCESSORS AND ASSIGNS. Each and every provision hereof shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

             11. ENTIRE AGREEMENT. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

             12. CAPTIONS. Titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

             13. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on the parties hereto notwithstanding that such parties have not signed the same counterpart.

             14. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

             15. CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any party hereto.

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             IN WITNESS WHEREOF, the parties have executed this Agreement on October 30, 1996.


        SELLER:                            BUYER:

        THE THERMO ELECTRON                THERMO TERRATECH INC.
        COMPANIES INC.

        By:  John A. Wielgosz           By:     John P. Appleton
             John A. Wielgosz                   John P. Appleton
             Treasurer                          President




        GUARANTOR:

        THERMO ELECTRON CORPORATION

        By:  Jonathan W. Painter
             Jonathan W. Painter
             Treasurer